Exhibit 23.1









    INDEPENDENT AUDITORS' CONSENT


    Board of Directors
    Arlington Hospitality, Inc.:

    We consent to the incorporation by reference in the registration statements on Form S-3 (no. 33-72742 and 33-32333) and on Form S-8 (no. 33-32331) of
    Arlington Hospitality, Inc. of our report dated March 24, 2003, relating to the consolidated balance sheets of Arlington Hospitality, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002, Annual Report on Form 10-K of Arlington Hospitality, Inc.







                                                          KPMG LLP
                                                          Chicago, Illinois
                                                          March 24, 2003